Exhibit 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: February 13, 2015

Nordic biotech general partner ApS

By:	/s/ Florian Schönharting
	Name:	Florian Schönharting
	Title:	Director

NORDIC BIOTECH K/S

By:	Nordic Biotech General Partner ApS
its general partner

	By:	/s/ Florian Schönharting
		Name:	Florian Schönharting
		Title:	Director

Nordic Biotech Opportunity Fund K/S

By:	Nordic Biotech General Partner ApS
its general partner

	By:	/s/ Florian Schönharting
		Name:	Florian Schönharting
		Title:	Director

NB FP Investment K/S

By:	NB FP investment General Partner ApS
its general partner

	By:	/s/ Florian Schönharting
		Name:	Florian Schönharting
		Title:	Director

NB FP Investment II K/S

By:	NB FP investment General Partner ApS
its general partner

	By:	/s/ Florian Schönharting
		Name:	Florian Schönharting
		Title:	Director

/s/ Florian Schönharting
Florian Schönharting